EXHIBIT 99.1

INTELLINETICS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Intellinetics, Inc.

We have audited the accompanying balance sheets of Intellinetics, Inc. (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations, and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intellinetics, Inc. as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses and constraints on capital resources raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also discussed in Note 2 to the accompanying financial statements. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/ Marcum LLP

New York, New York

March 30, 2012

INTELLINETICS, INC.

Balance Sheets

ASSETS

	December 31,
	2011	2010
Current assets:
Cash	$140,271	$34,014
Accounts receivable, net	335,453	205,016
Prepaid expenses and other current assets	18,398	19,754

Total current assets	494,122	258,784

Property and equipment, net	32,771	49,788
Other assets	46,404	39,948

Total assets	$573,297	$348,520

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$389,080	$233,616
Deferred revenues	964,043	626,012
Notes payable - current	747,778	193,920

Total current liabilities	2,100,901	1,053,548
Long-term liabilities:
Deferred compensation	215,011	154,229
Notes payable - net of current portion	1,528,915	1,008,555
Notes payable - related parties	262,707	282,356
Deferred interest expense	17,063	—
Other long-term liabilities - related parties	157,859	139,644

Total long-term liabilities	2,181,555	1,584,784

Total liabilities other than shares	4,282,456	2,638,332
Shares subject to mandatory redemption	111,235	459,899

Total liabilities	4,393,691	3,098,231
Commitments and contingencies
Excess of liabilities over assets (deficit)	(3,820,394)	(2,749,711)

Total liabilities and excess of liabilities over assets (deficit)	$573,297	$348,520

See notes to these financial statements

INTELLINETICS, INC.

Statements of Operations

	For the Year Ended December 31,
	2011	2010
Revenues:
Sale of software licenses without modification	$137,068	$51,549
Sale of software licenses with substantive modification	542,801	388,489
Software as a service	143,428	96,745
Software maintenance services	633,302	640,296
Consulting services	269,153	185,423

Total revenues	1,725,752	1,362,502

Cost of revenues:
Sale of software licenses without consulting	17,001	19,436
Sale of software and consulting	454,330	280,002
Software as a service	26,375	36,239
Software maintenance services	105,035	119,607
Consulting services	222,185	190,006

Total cost of revenues	824,926	645,290

Gross profit	900,826	717,212

Operating expenses:
General and administrative	1,388,315	771,329
Sales and marketing	737,680	422,365
Depreciation	40,437	44,602

Total operating expenses	2,166,432	1,238,296

Loss from operations	(1,265,606)	(521,084)
Interest expense, net	(174,456)	(125,690)

Net loss	$(1,440,062)	$(646,774)

See notes to these financial statements

INTELLINETICS, INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,440,062)	$(646,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,437	44,602
Amortization of deferred financing costs	9,770	3,372
Provision for doubtful accounts	—	490
Share based payments	20,715	—
Changes in operating assets and liabilities:
Accounts receivable	(130,437)	(84,809)
Prepaid expenses and other current assets	1,356	26,605
Other assets	(16,226)	(1,504)
Accounts payable and accrued expenses	155,464	60,507
Other long-term liabilities - related parties	18,215	20,185
Deferred Interest Expense	17,063	—
Deferred revenues	338,031	247,766
Deferred Compensation	60,782	11,811

Total adjustments	515,170	329,025

Net cash used in operating activities	(924,892)	(317,749)

Cash flows from investing activities:
Purchases of property and equipment	(23,420)	(10,914)

Net cash used in investing activities	(23,420)	(10,914)

Cash flows from financing activities:
Proceeds from notes payable	$1,457,500	$320,021
Proceeds from notes payable - related parties	87,500	23,000
Repayment of notes payable	(383,282)	(35,796)
Repayment of notes payable - related parties	(107,149)	(61,373)

Net cash provided by financing activities	1,054,569	245,852

Net increase (decrease) in cash and cash equivalents	106,257	82,811
Cash - beginning of year	34,014	116,825

Cash - end of year	$140,271	$34,014

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$10,123	$8,704

Supplemental disclosure of non-cash financing activities:
Decrease in fair value of shares subject to madatory redemption	$348,664	$—

See notes to these financial statements

Intellinetics, Inc.

Notes to Financial Statements

1. Business Organization and Nature of Operations

Intellinetics, Inc. (“Intellinetics” and the “Company”) was formed in December 1996 as a corporation in the state of Ohio. On February 10, 2012, the Company completed a Share Exchange with a shell company, which was treated as a reverse merger and recapitalization (See Note 14 – Subsequent Events). The Company is an enterprise content management (ECM) software development, sales and marketing company serving both the public and private sectors. The Company’s products, services and process models serve, principally, the critical needs of law enforcement and compliance agencies within the state and local government sector.

The Company provides its software solutions principally through (i) the direct licensing of its software installed on customer computer platforms and (ii) providing the applications as a service, accessible through the internet. The Company’s comprehensive solutions include services that range from pre-installation assessment, project scoping, implementation consulting and ongoing software maintenance and customer support.

2. Liquidity and Management’s Plans

Through December 31, 2011, the Company has incurred an accumulated deficit since inception of $3,794,410. At December 31, 2011, the Company had a cash balance of $140,271.

The Company was formed in 1996 as a software development and sales company. From its inception, the Company has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s plan is to increase its sales and market share by developing an expanded network of resellers through which the Company will sell its expanded software product portfolio. The Company expects that this marketing initiative will require that it hire and develop an expanded sales force and enhance its product marketing efforts, all of which will require additional capital.

On February 13, 2012, the Company merged with a public shell and on that date, its shares began trading on the OTC Bulletin Board. The Company believes that becoming a public company is a first step to raising capital to finance its growth plan. The Company intends to deploy any additional capital it may raise to expand its sales and marketing capabilities, develop ancillary software products, enhance its internal infrastructure, support the accounting, auditing and legal costs of operating as a public company, and provide working capital.

The Company expects that through the next 12 to 18 months, the capital requirements to fund the Company’s growth and to cover the operating costs of a public company will consume substantially all of the cash flows that it intends to generate from its operations, as well as from the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, the gross profit that it expects to generate from operations will not generate sufficient funds to cover these anticipated operating costs. Accordingly, the Company requires external funding to sustain operations and to follow-through on the execution of its business plan. However, there can be no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and through the cash generated by the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through a combination of operating margins, state business development loans, bank loans and loans from friends and family. Although management believes that the Company has access to capital resources; there are currently no commitments in place for new financing at this time and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all.

Intellinetics, Inc.

Notes to Financial Statements

2. Liquidity and Management’s Plans, continued

During the year ended December 31, 2011, the Company raised $1,545,000 through the issuance of notes, $750,000 of which was obtained from the State of Ohio. After 2011 and through March 26, 2012, the Company raised an additional $714,556 in net new funds through the issuance of both conventional and contingently convertible notes. The proceeds from these notes were used to fund the Company’s working capital needs and the costs of the Share Exchange (See Note 14 – Subsequent Events).

The combined Company, post-Share Exchange, plans to raise a minimum of $2,000,000 during the years 2012 and 2013 through a private placement of its common stock. The funds raised through this private placement will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to increase staff and operations to complete the build-out of its expanded reseller network to expand into additional markets and deepen its penetration of existing markets. The current level of cash and operating margins is not enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success. Should the Company not be able to raise these additional funds through the private placement or some other financing source, the Company would take one or more of the following actions to help it conserve cash, including (i) limiting the hiring of additional personnel, (ii) reducing existing staffing, (iii) deferring the payment of compensation to its key employees, (iv) negotiating extended payment terms to vendors, advisors and consultants and (v) offering incentives to customers which would reward the early remittance of payments to the Company.

Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of its stock. There is no guarantee that the Company will be able to raise these additional funds or to do so on acceptable terms.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements for the years ended December 31, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts. Significant estimates and assumptions include reserves related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, deferred taxes and related valuation allowances. Certain other economic risks could affect the Company’s estimates. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Intellinetics, Inc.

Notes to Financial Statements

3. Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk

Cash: The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

Accounts Receivable: The number of clients that comprise the Company’s client base, along with the different industries, governmental entities and geographic regions in which the Company’s clients operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support client receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risk. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past collections history. Credit losses have been within management’s expectations. At both December 31, 2011 and 2010, the Company had allowances for doubtful accounts of $16,175.

Property and Equipment

Property and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over 3 to 7 years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally 7 to 10 years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

The Company has not recorded any impairment charges for long-lived assets during the years ended December 31, 2011 and 2010.

Intellinetics, Inc.

Notes to Financial Statements

3. Summary of Significant Accounting Policies, continued

Revenue Recognition

a) Sale of software licenses without modification

The Company recognizes revenues in accordance with ASC Topic 985-605, “Software Revenue Recognition” (“ASC 985-605”).

The Company records revenues from the sale of software licenses when persuasive evidence of an arrangement exists, the software product has been shipped, there are no significant uncertainties surrounding product acceptance by the customer, the fees are fixed and determinable, and collection is considered probable. Revenues included in this classification typically include sales of additional software licenses and applications to existing customers.

The Company assesses whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. The Company’s sales arrangements generally include standard payment terms. These terms effectively relate to all customers, products, and arrangements regardless of customer type, product mix or arrangement size.

If an undelivered element for the arrangement exists under the license arrangement, revenues related to the undelivered element are deferred based on vendor specific objective evidence (“VSOE”) of the fair value of the undelivered element. Often, multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“PCS”) are sold together. The Company has established VSOE of the fair value of the undelivered PCS element based on the contracted price for renewal PCS included in the original multiple element sales arrangement, as substantiated by contractual terms and our significant PCS renewal experience, from the Company’s existing customer base.

b) Sale of software licenses with substantive modification

The Company has historically provided its software to customers through customized solutions. After assessing a customer’s needs, the Company would start with its core software applications and then develop substantive custom modifications and enhancements that would meet the specific needs of the customer. Upon completion of software development work, the Company would deliver the software to the customer only after the customized software had passed the Company’s internal testing.

The Company records the revenues for these sales as prescribed by ASC 985-605, in accordance with the contract accounting guidelines in ASC topic 605-35 “Revenue Recognition: Construction-Type and Production-Type Contracts,” after evaluating for separation of any non-ASC 605-35 elements in accordance with the provisions of ASC 605-25. The Company accounts for these contracts under the completed contract method, as the Company believes that this method is most appropriate. The contract is considered to be complete when persuasive evidence of an arrangement exists, the software has been installed on the customer’s site, there are no significant uncertainties surrounding acceptance by the customer, the fees are fixed and determinable, and collection is considered probable.

The fair value of any undelivered elements in multiple-element arrangements in connection with the sales of software licenses with substantive modification are deferred based upon VSOE.

c) Sale of software as a service

These revenues are recognized ratably over the term of the contract. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received.

d) Sale of software maintenance services

Software maintenance support revenues consist of revenues derived from arrangements that provide post contract customer support (“PCS”) to the Company’s software license holders. These revenues are recognized ratably over the term of the contract. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received.

Intellinetics, Inc.

Notes to Financial Statements

3. Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

e) Sales of consulting services

Consulting services consist principally of revenues from consulting, advisory services, training and client assistance with management and uploading of data into the Company’s applications. When these services are provided on a time and material basis, the Company records the revenue as the services are rendered, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services. Where the services are provided under a fixed priced arrangement, the Company records the revenue on a proportional performance method, since the revenues from services rendered through any point in time during the performance period are not contingent upon the completion of any further services.

f) Deferred revenues

The Company records deferred revenue primarily related to software maintenance support agreements, when the customer pays for the contract prior to the to the time the services are performed. Substantially all maintenance agreements have a one year term that commences immediately following the delivery of the maintained products or on the date of the applicable renewal period.

g) Rights of return and other incentives

The Company does not generally offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. The Company, from time to time, may discount bundled software sales with PCS services. Such discounts are recorded as a component of the software sale and any revenue related to PCS is deferred over the PCS period based upon appropriate VSOE of fair value.

h) Reseller agreements

The Company executes certain sales contracts through resellers and distributors (collectively, “Resellers”). The Company recognizes revenues relating to sales through Resellers when all the recognition criteria have been met—in other words, persuasive evidence of an arrangement exists, delivery has occurred in the reporting period, the fee is fixed and determinable, and collectability is probable. Typically, the Company recognizes revenues to Resellers only after the Reseller communicates to us the occurrence of end-user sales, since we do not have privity of contract with the end-user. In addition we assess the creditworthiness of each reseller and if the reseller is newly formed, undercapitalized or in financial difficulty any revenues expected to emanate from such resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2011 and 2010 and amounted to approximately $19 and $1,080, respectively.

Intellinetics, Inc.

Notes to Financial Statements

3. Summary of Significant Accounting Policies, continued

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that its principal tax jurisdiction is Ohio. Based on the Company’s evaluation, it concluded that there were no significant uncertain tax positions requiring recognition in the Company’s financial statements for either the 2011 or 2010 tax year. The Company believes that the income tax positions and deductions that it has taken on its returns would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest for the years ended December 31, 2011 and 2010. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Fair value of financial instruments

Carrying amounts of certain financial instruments, including cash accounts receivable and accounts payable (trade and accrued liabilities), approximate their fair value due to the relatively short period of time between origination of the instruments and their expected realization.

The fair value of the Company’s total long-term debt approximates its carrying value.

4. Property and Equipment

Property and equipment are comprised of the following:

	December 31, 2011	December 31, 2010
Computer hardware and purchased software	$241,154	$217,734
Leasehold improvements	215,680	215,680
Furniture and fixtures	79,722	79,722

	536,556	513,136
Less: accumulated depreciation and amortization	(503,785)	(463,348)

Property and equipment, net	$32,771	$49,788

Total depreciation and amortization expense on the Company’s property and equipment for the years ended December 31, 2011 and 2010 amounted to $40,437 and $44,602, respectively.

Intellinetics, Inc.

Notes to Financial Statements

5. Notes Payable

On March 24, 2004, the Company issued a note payable to a bank for $201,024, bearing a current interest rate of 6.25% per annum (“Bank Loan”). Monthly principal and interest payments are $3,826 each with the final payment due on April 30, 2014. The note is secured by the personal guarantees of the Company’s founders, as well as by a third party. The guarantee by the third party is secured by the pledge of the third party’s certificate of deposit in the amount of $200,000. In addition, the note is secured by a senior secured interest on all business assets of the Company. The obligation is subject to certain covenants, which require that the Company maintain continuity of operations and which include limitations regarding the Company’s indebtedness. In addition, the bank is a party to an intercreditor agreement involving Authority Loan No. 1 and Authority Loan No. 2 (together, the “Authority Loans”), as discussed and defined below, which provides for cross notifications between the lenders.

On July 17, 2009, the Company issued a note payable to the Ohio state development authority in the amount of $1,012,500, bearing interest at a rate of 6.00% per annum (“Authority Loan No. 1”). This loan was funded to the Company in tranches, with $742,479 received during 2009 and $270,021 received during 2010. Pursuant to the terms of the loan, the Company was required to pay only interest through September 30, 2010 and then monthly principal and interest payments of $23,779 each through September 30, 2015. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $101,250, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the loan.

On November 23, 2010, the Company issued a note payable to an advisor of the Company in the amount of $50,000 bearing interest at 5.00% per annum. The principal and unpaid interest were initially due on February 21, 2011. On February 10, 2011 the due date was extended and on July 18, 2011, the loan was repaid in full.

On February 11, 2011 the Company issued a note payable to an advisor of the company in the amount of $200,000, bearing interest at 5.00% per annum. The principal amount due under the note was increased to $235,000, pursuant to an amendment to the note, dated June 21, 2011. The note was paid in full on July 18, 2011.

On June 3, 2011, the Company issued a note payable to the Ohio state development authority in the amount of $750,000, bearing interest at a rate of 1% per annum for the first 12 months, then interest at rate of 7% per annum for the second 12 months (“Authority Loan No. 2”). The Company is not obligated to remit payments of principal until the beginning of the third year of the loan. The monthly principal and interest payments, beginning on the third anniversary of the loan origination, are $14,860 and are payable on a monthly basis through July 13, 2017. The note is secured by a senior secured interest on all business assets financed with loan proceeds, as well as a second secured interest in all business assets. Upon maturity, by acceleration or otherwise, the Company shall pay a loan participation fee of $75,000, which is accounted for as a loan premium, accreted monthly, utilizing the interest method, over the term of the loan. The interest rate of 1% during the first 12 months of this loan was considered to be below market for that period. The Company further determined that over the life of the loan, the effective interest rate was 5.6% per annum. Accordingly, during the first 12 months of the loan, the Company shall record interest expense at the 5.6% rate per annum. The difference between the interest expense accrual at 5.6% and the stated rate of 1% over the first 12 months is credited to deferred interest. The deferred interest amount that is accumulated over the first 12 months of the loan term will be amortized as a reduction to interest expense over the remaining term of the loan. At December 31, 2011, deferred interest of $17,063 was reflected within other assets on the accompanying balance sheet.

From September 8, 2011 through December 9, 2011, the Company issued notes payable to an advisor totaling $472,500. The notes are unsecured, and bear interest at 3.25% per annum. Principal and interest are due six months from the date of issuance for each of the notes. On March 6, 2012, the Company and the advisor amended the note dated September 8, 2011 to extend the due date to September 2, 2012, with all other terms of the note remaining the same.

The Authority Loans

Authority Loan No. 1 and Authority Loan No. 2 were granted to the Company in connection with the State of Ohio’s economic development programs. The proceeds from these loans were used by the Company to support its efforts in developing software solutions for its customers.

These Authority Loans are subject to certain covenants and reporting requirements. The Company is required to provide quarterly financial information and certain management certifications. The Company was not in compliance with certain covenants for the Authority Loans through December 31, 2011. The Company requested and received a waiver of non-compliance items relating to the Authority Loans. The Company is further required to maintain its principal office in the State of Ohio and within three years of the respective loan origination dates of each of the Authority Loans, to have created and/or retained an aggregate of 25 full time jobs in the State of Ohio. Should the Company not have attained these employment levels by the respective dates, then the interest rates on the Authority Loans shall increase to 10% per annum. The Authority Loans are the subject of an intercreditor agreement involving the Bank Loan, which provides for cross notifications between the lenders.

Intellinetics, Inc.

Notes to Financial Statements

5. Notes Payable, continued

Notes payable consist of the following:

	December 31, 2011	December 31, 2010
Bank Loan, dated March 24, 2004	$98,122	$139,975
Authority Loan No. 1, dated July 17, 2009	956,071	1,012,500
Note payable to advisor, dated November 23, 2010	—	50,000
Authority Loan No. 2, dated June 3, 2011	750,000	—
Note payable advisor, dated September 8, 2011	17,500	—
Note payable to advisor dated October 7, 2011	7,500	—
Note payable to advisor dated November 1, 2011	7,500	—
Note payable to advisor dated November 15, 2011	300,000	—
Note payable to advisor dated November 21, 2011	37,500	—
Note payable to advisor dated December 1, 2011	7,500	—
Note payable to advisor dated December 7, 2011	80,000	—
Note payable to advisor dated December 9, 2011	15,000	—

Total notes payable	2,276,693	1,202,475
Less current portion	747,778	193,920

Long-term portion of notes payable	$1,528,915	$1,008,555

Future minimum principal payments of these notes payable are as follows:

For the year ended December 31,	Amount
2012	$747,778
2013	334,637
2014	410,674
2015	351,239
2016	152,785
thereafter	279,580

Total	$2,276,693

As of December 31, 2011 and 2010, accrued interest for these notes payable was $69,930 and $56,228, respectively, and was reflected within accounts payable and accrued expenses on the balance sheet. As of December 31, 2011 and 2010, accrued loan participation fees were $66,682 and $32,088, respectively, and reflected within accounts payable and accrued expenses on the balance sheet. As of December 31, 2011 and 2010, deferred financing costs were $36,119 and $29,633, respectively, and were reflected within other assets on the balance sheet. Included within interest expense for the years ended December 31, 2011 and 2010 was $34,593 and $25,447, respectively, of accrued loan participation fees and $9,770 and $3,372, respectively, of amortized deferred financing costs. These costs are amortized over the lives of the respective loans.

For the years ended December 31, 2011 and 2010, interest expense, including the amortization of deferred finance cost, accrued loan participation fees and deferred interest and related fees, in connection with notes payable, was $154,121 and $105,497, respectively.

See Note 14 – Subsequent Events for additional notes issued.

Intellinetics, Inc.

Notes to Financial Statements

6. Notes Payable – Related Parties

Notes payable due to related parties consist of the following:

	December 31, 2011	December 31, 2010
Note payable, bearing interest at 8.65% per annum. Principal and unpaid interest are due on January 1, 2014	$157,292	$157,292
Notes payable, bearing interest at 5.00% per annum. Principal and unpaid interest are due on January 1, 2014	105,415	97,667
Note payable, bearing interest at 4.39% per annum. Principal and unpaid interest are due on January 14, 2014. This note and all accrued interest was repaid in full on August 11, 2011	—	20,810
Note payable, bearing interest at 4.39% per annum. Principal and unpaid interest are due on January 1, 2014. The note and all accrued interest was repaid in full during 2011	—	6,587

Total notes payable – related party	$262,707	$282,356

Future minimum principal payments of these notes payable are as follows:

For the years ended December 31,	Amount
2012	$—
2013	—
2014	262,707

Total	$262,707

As of December 31, 2011 and 2010, accrued interest for these notes payable-related parties amounted to $157,859 and $139,644, respectively, and is reflected within other long-term liabilities-related parties, on the balance sheet.

For the year ended December 2011 and 2010, interest expense in connection with notes payable – related parties was $20,460 and $20,193, respectively.

7. Deferred Compensation

Deferred compensation consists of accumulated compensation earned by the Company’s two founders, and not paid as of December 31, 2011 and 2010. Pursuant to the Company’s employment agreements with these founders, the Company has agreed to pay this deferred compensation in cash to these founders in 2015.

Intellinetics, Inc.

Notes to Financial Statements

8. Shares Subject to Mandatory Redemption

As described in Note 12, the Company and its stockholders entered into an agreement dated January 1, 2000, providing for the mandatory redemption of outstanding shares upon the death of any such stockholder at approximately $94 per common share. This agreement was entered into between the Company and all of its stockholders, effective upon each of their respective acquisitions of shares. Accordingly, all of the Company’s outstanding shares were subject to repurchase under the terms of this agreement. The Company accounted for these shares in accordance with ASC 480, “Mandatorily Redeemable Financial Instruments” and has presented the associated mandatory redemption obligation as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying balance sheet.

On November 30, 2011, the Company and its stockholders executed an amended shareholder agreement by which the price for the re-purchase of shares for repurchases after November 30, 2011, was reduced to approximately $18 per common share, resulting in a reduction in the redemption obligation of $348,664, which was accounted for as a credit to accumulated deficit, which is included in “excess of liabilities over assets”.

As of December 31, 2011 and 2010, there were 6,029 and 4,894 shares outstanding subject to such mandatory redemption, respectively. The aggregate redemption value of these shares were $111,235 and $459,899 at December 31, 2011 and 2010, respectively. The shareholder agreement was terminated on February 13, 2012, upon the closing of the Share Exchange. See Note 14 – Subsequent Events.

9. Income Taxes

Significant components of the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	December 31,
	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$1,119,792	$775,006
Allowance for doubtful accounts	5,500	5,500
Property and equipment	1,292	719
Charitable contributions	1,448	1,019
Section 267 Interest	53,649	—
Loan performance fee	22,672	10,910
Deferred compensation	73,104	52,438

Total deferred tax assets before valuation allowance	1,277,457	845,592
Less: valuation allowance	(1,277,457)	(845,592)

Deferred tax assets, net	$—	$—

As of December 31, 2011 and December 31, 2010, the Company had approximately $3,293,507 and $2,279,439, respectively of federal net operating losses (“NOL”) available to offset future taxable income, if any. These federal NOL carryovers expire in the years 2023 through 2031. The NOL carryovers may be subject to limitation under Internal Revenue Code Section 382, should there be a greater than 50% ownership change as determined under the regulations.

The Company’s income tax provision (benefit) consists of the following:

For the Years Ended
	December 31, 2011	December 31, 2010
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	(431,865)	(216,092)
State	—	—

Less: valuation reserve	431,865	216,092

Income tax provision (benefit)	$—	$—

Intellinetics, Inc.

Notes to Financial Statements

9. Income Taxes, continued

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the Years Ended December 31,
	2011	2010
Tax benefit at federal statutory rate	(34.0%)	(34.0%)
Permanent differences:
Non-deductible transaction costs	5.4	—
Other permanent differences	(1.4)	0.6
Increase in valuation allowance	30.0	33.4

Effective income tax rate	0.0%	0.0%

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the Company’s projected future taxable income and taxing strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the deferred tax assets for every period, since it is more likely than not that all of the deferred tax assets will not be realized. The change in valuation allowance for the years ended December 31, 2011 and December 31, 2010 was $431,865 and $216,092, respectively.

10. Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with three of its key executives. Under their respective agreements, the executives serve at will, and are bound by typical confidentiality, non-solicitation and non-competition provisions.

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio at a monthly rent of $3,375. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated February 12, 2012, the lease expires on December 31, 2014.

Future minimum lease payments under these operating leases are as follows:

For the Year Ended December 31,	Amount
2012	$40,500
2013	$40,500
2014	$40,500

Total	$121,500

Rent expense charged to operations amounted to $40,500 and $40,500 for the years ended December 31, 2011 and 2010, respectively.

11. Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 1,000 shares of preferred stock with $0.01 par value. No preferred shares have been issued.

Intellinetics, Inc.

Notes to Financial Statements

12. Excess of Liabilities over Assets (Deficit)

The Company is authorized to issue 10,000 shares of common stock, with no par value per share. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

On November 30, 2011, the Company awarded 1,135 shares of common stock to certain employees and advisors as compensation with an aggregate fair value on the date of grant of $20,715. Of the total shares issued, 764 shares were issued to officers of the Company.

The holders of common stock were bound by the terms of a shareholder agreement which principally restricted sales of the Company’s common stock to outside third parties, unless otherwise approved by the controlling stockholders. Pursuant to the stockholder agreement, upon the death, disability or retirement of a shareholder, the shareholder or the shareholder’s estate, had the right to require the Company to purchase all of his or her shares in the Company, and the Company had the right to purchase all or any portion of the stockholder’s shares at approximately $94 common per share. On November 30, 2011, the Company and its stockholders executed an amended shareholder agreement by which the price for the re-purchase of shares for repurchases after November 30, 2011, were reduced to approximately $18 per common share. The decrease in redemption price of shares subject to mandatory redemption has been reflected as a component of the change in the “excess of liabilities over assets” in the accompanying balance sheet at December 31, 2011. At December 31, 2011 and 2010, the Company has presented the redemption amounts due upon death or disability of any such stockholder as Shares Subject to Mandatory Redemption in the liabilities section of the accompanying balance sheet. The aforementioned shareholder agreement was terminated on February 13, 2012 upon the closing of the Share Exchange. (See Note 14 – Subsequent Events).

A reconciliation of the excess of liabilities over assets (deficit) is as follows:

	Common Stock, no par value		Additional Paid-In Capital	Due From Stockholders	Treasury Stock		Accumulated Deficit	Total
	Shares	Amount			Shares	Amount
Balance, January 1, 2010	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(2,056,238)	$(2,102,937)
Net loss	—	—	—	—	—	—	(646,774)	(646,774)

Balance, December 31, 2010	5,458	$—	$11,901	$(5,600)	564	$(53,000)	$(2,703,012)	$(2,749,711)
Issuance of common stock award	1,135	—	20,715	—	—	—	—	20,715
Retirement of treasury stock	(564)	—	(53,000)	—	(564)	53,000	—	—
Decrease in redemption price of shares subject to mandatory redemption							348,664	348,664
Net loss	—	—	—	—	—	—	(1,440,062)	(1,440,062)

Balance, December 31, 2011	6,029	$—	$(20,384)	$(5,600)	—	$—	$(3,794,410)	$(3,820,394)

Stock Split

On November 28, 2011, the Company’s Board of Directors authorized a 5.32048-for-1 stock split, effective on such same date. All shares presented herein have been restated for the effect of this stock split.

Intellinetics, Inc.

Notes to Financial Statements

13. Concentrations

Revenues from the Company’s services to a limited number of clients have accounted for a substantial percentage of the Company’s total revenues. For the year ended December 31, 2011, the Company’s two largest clients, Ohio Careworks and Ohio Office of Budget and Management (both of which are state government agencies), accounted for approximately 11% and 10%, respectively, of the Company’s revenues for that period. For the year ended December 31, 2010, the Company’s two largest clients, Tiburon, Inc. (“Tiburon”) and Lexmark International, Inc. (“Lexmark”), which are both Resellers, accounted for approximately 16% and 15%, respectively, of the Company’s revenues for that period.

For the years ended December 31, 2011 and 2010, government contracts represented approximately 73% and 46% of the Company’s net revenues, respectively. In 2011, the most significant of these government contracts, with Ohio Office of Budget and Management, represented 11% of the Company’s net revenues. A significant portion of our sales to Tiburon and Lexmark represent ultimate sales to government agencies.

As of December 31, 2011, accounts receivable concentrations from the Company’s three largest customers were 37%, 28% and 11% of gross accounts receivable, respectively, and as of December 31, 2010, accounts receivable concentrations from the Company’s three largest customers were 33%, 21% and 11% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s three largest customers at December 31, 2011 were current at that date and those balances have since been fully collected.

14. Subsequent Events

Notes Payable

During the period January 1, 2012 through March 26, 2012, the Company issued notes payable aggregating $356,556, due 180 days from the respective issue dates, bearing interest at a rate of 3.25% per annum.

On March 29, 2012, the Company also issued a note payable to Ramon Shealy, a director of the Company, in the amount of $238,000, bearing interest at a rate of 10% for the term of the note. All past-due principal and all accrued and past-due interest on the note shall bear interest until paid at the rate of 13%. All principal and interest is due and payable on June 27, 2012.

Convertible Notes Payable

From January 17, 2012 to February 3, 2012, the Company issued a total of $120,000 in convertible notes to certain of its employees and friends and family of its officers and directors. Of the $120,000 aggregate value of convertible notes issued, $30,000 of these notes were issued to relatives of the Company’s founders and officers. Interest is charged on the convertible notes at a rate of 10% per annum. Each of the convertible notes shall be due and payable on June 1, 2012. The convertible notes may be converted into newly issued shares of the Company’s common stock at the holder’s discretion (subject to a 12-month holding period pursuant to Rule 144 under the Securities Act of 1933, as amended) at a price equal to a 50% discount to the average closing price of the common stock as published on the Over-the-Counter Bulletin Board during the 90 trading days immediately preceding the due date, or such shorter number of trading days as the common stock has been publicly traded, as applicable. Otherwise, the convertible notes shall be paid in immediately available funds on the due date.

Share Exchange

On February 10, 2012 (the “Closing Date”), the Company was acquired by Globalwise, pursuant to a share exchange of the same date (the “Share Exchange”), with Intellinetics remaining as a wholly owned subsidiary of Globalwise.

In connection with the consummation of the Share Exchange, (i) the stockholders of Intellinetics surrendered all of the issued and outstanding shares of Intellinetics’ capital stock and received, in exchange for such shares, an aggregate of 28,034,850 shares of common stock of Globalwise on a 4,650-for-one basis; and (ii) Intellinetics paid $220,000 in advance of the closing and $85,000 upon the closing of the Share Exchange to the stockholders of Globalwise to provide both a reimbursement of professional fees incurred by Globalwise and for the split off of the net liabilities of Globalwise at closing.

The Share Exchange was accounted for as a “reverse merger”, which was treated as a recapitalization of Intellinetics, and Intellinetics was deemed to be the acquirer in the Share Exchange for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Share Exchange will be those of Intellinetics, and the consolidated financial statements of the Company after completion of the Share Exchange will include the assets and liabilities of Intellinetics, historical operations of Intellinetics and operations of Intellinetics from the Closing Date of the Share Exchange.